UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2019

Madrigal Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33277	04-3508648
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

Four Tower Bridge, 200 Bar Harbor Drive, Suite 200

West Conshohocken, PA 19428

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 267-824-2827

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common stock of Madrigal Pharmaceuticals, Inc., $0.0001 par value per share	MDGL	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 10, 2019, Madrigal Pharmaceuticals, Inc. (the “Company”) and investment funds affiliated with Bay City Capital LLC (the “Selling Stockholders”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC (the “Underwriter”), for the sale by the Selling Stockholders of 1,200,000 shares of common stock of the Company, $0.0001 par value per share (the “Common Stock”), at the public offering price of $107.85 per share. Pursuant to the terms of the Underwriting Agreement, the Selling Stockholders granted the Underwriter a 30-day option to purchase up to 180,000 additional shares, at the public offering price, less the underwriting discount, from the Selling Stockholders.

The closing of the sale of the Common Stock is expected to occur on December 13, 2019, subject to the satisfaction of customary closing conditions. The Company will not receive any proceeds from the sale of the Common Stock by the Selling Stockholders.

The Company and the Selling Stockholders made certain representations, warranties and covenants in the Underwriting Agreement and also agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and the Selling Stockholders, conditions to closing, indemnification obligations of the Company, the Selling Stockholders and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

A copy of the Underwriting Agreement is attached to this Current Report on Form 8-K as Exhibit 1.1 and incorporated herein by reference. The foregoing is only a brief description of the material terms of the Underwriting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to Exhibit 1.1. The legal opinion of Hogan Lovells US LLP related to the offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The Company registered the Common Stock pursuant to its registration statement on Form S-3ASR (File No. 333-225434) filed with the Securities and Exchange Commission on June 5, 2018 and a prospectus supplement thereunder dated December 10, 2019.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibits are filed as part of this report:

Exhibit Number	Description

1.1	Underwriting Agreement, dated December 10, 2019, by and among Madrigal Pharmaceuticals, Inc., the Selling Stockholders, and Goldman Sachs & Co. LLC.

5.1	Opinion of Hogan Lovells US LLP.

23.1	Consent of Hogan Lovells US LLP (included in the opinion filed as Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Madrigal Pharmaceuticals, Inc. (the Registrant)

Date: December 12, 2019	By:	/s/ Marc R. Schneebaum
Marc R. Schneebaum
Chief Financial Officer